UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2008

First Century Bancorp.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of principal executive offices)	(Zip Code)

(770) 297-8060
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

First Century Bancorp. (the “Company”), a bank holding company, owns 100% of the outstanding common stock of First Century Bank, National Association (the “Bank”), which operates in the Gainesville, Georgia area. On August 18, 2004, the Bank entered into a formal written agreement with the Office of the Comptroller of the Currency (the “OCC”) which set forth a series of actions necessary to correct identified weaknesses. On February 5, 2008, the OCC issued a Termination of the Agreement by and between First Century Bank, National Association, Gainesville, Georgia and the Comptroller of the Currency pursuant to which the OCC determined that the protection of the depositors, other customers and shareholders of the Bank as well as the Bank’s safe and sound operation do not require the continued existence of the agreement. Accordingly, the OCC terminated the agreement on February 5, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANCORP.

By: /s/ Sondra J. Perkins
Name: Sondra J. Perkins
Title: Controller

Dated: February 11, 2008

EXHIBIT INDEX

Exhibit

Number       Description

10.1            Termination of the Agreement by and between First Century Bank, National

                  Association, Gainesville, Georgia and the Comptroller of the Currency